SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 4, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 3 – Securities and Trading Markets

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 8.01 of this Report is incorporated hereby by reference.

Section 8 – Other Events

Item 8.01 – Other Events.

On June 4, 2013, Perma-Fix Environmental Services, Inc. (the "Company") was notified by The NASDAQ Stock Market LLC (“Nasdaq”) that the Company was granted an additional 180 calendar days, or until December 2, 2013, to regain compliance with the $1.00 per share minimum bid requirement for continued listing under Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

Under Nasdaq listing rules, the Company was granted this extension because it met the continued Nasdaq listing requirements, except the minimum bid price requirement, and the Company provided written notice to Nasdaq of its intention to cure the price deficiency during the second compliance period by effecting a reverse stock split, if necessary.

The Company will regain compliance with the minimum bid price requirement, if at any time prior to December 2, 2013, the bid price for the Company’s Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive days.  There can be no assurance, however, that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise satisfy the other Nasdaq listing criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2013

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer